EXHIBIT 10.01

INDEMNITY AGREEMENT
This Indemnity Agreement (this “Agreement”), dated as of ________________, 20__, is made by and between FormFactor, Inc., a Delaware corporation (the “Company”), and _________________, a director and/or officer of the Company (the “Indemnitee”).
RECITALS
A.    The Company is aware that competent and experienced persons are increasingly reluctant to serve corporations as directors or officers or in other capacities unless they are protected by comprehensive liability insurance and/or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of such corporations;
B.    Based on their experience as business managers, the Board of Directors of the Company (the “Board”) has concluded that, to retain and attract talented and experienced individuals to serve as officers and directors of the Company, or in other capacities for the Company, the Company will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Company and its subsidiaries from certain liabilities. Although the furnishing of such insurance has been a customary and widespread practice among corporations and other business enterprises, the Company believes that, given current market conditions and trends, such insurance may be available to it in the future only at higher premiums and with more exclusions. At the same time, directors, officers and other persons in service to corporations or business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the Company or business enterprise itself. The Amended and Restated Bylaws (the “Bylaws”) of the Company require indemnification of the officers and directors of the Company. Indemnitee may also be entitled to indemnification pursuant to applicable provisions of the Delaware General Corporation Law (“DGCL”). The Bylaws and the DGCL expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between the Company and members of the Board, officers and other persons with respect to indemnification, hold harmless, exoneration, advancement and reimbursement rights;
C.    The uncertainties relating to such insurance and to indemnification have increased the difficulty of attracting and retaining such persons;
D.    The Board has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company’s stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future;
E.    It is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, hold harmless, exonerate and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so protected against liabilities;

F.    This Agreement is a supplement to and in furtherance of the Amended and Restated Certificate of Incorporation and Bylaws and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder; and
G.    The Indemnitee may not be willing to serve as an officer or director, advisor or in another capacity without adequate protection, and the Company desires Indemnitee to serve in such capacity. Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that Indemnitee be so indemnified.
NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:
1.    Definitions.
1.1    Agent. For the purposes of this Agreement, “agent” of the Company means any person who is or was a director or officer or employee of the Company or a subsidiary of the Company; or is or was serving at the request of, for the convenience of, or to represent the interest of the Company or a subsidiary of the Company as a director or officer or employee of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise or an affiliate of the Company; or was a director or officer or employee of a foreign or domestic corporation which was a predecessor corporation of the Company, or was a director or officer or employee of another enterprise or affiliate of the Company at the request of, for the convenience of, or to represent the interests of such predecessor corporation. The term “enterprise” shall mean the Company and any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that Indemnitee is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary.
1.2    Change in Control. For purposes of this Agreement, “change in control” shall mean and be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:
(i) Acquisition of Stock by Third Party. Any Person (as defined below) is or becomes the Beneficial Owner (as defined below), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company’s then outstanding securities unless the change in relative Beneficial Ownership of the Company’s securities by any Person results solely from a reduction in the aggregate number of outstanding shares of securities entitled to vote generally in the election of directors;
(ii) Change in Board. During any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Sections 1.2(i), 1.2(iii) or 1.2(iv)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a least a majority of the members of the Board;

(iii) Corporate Transactions. The effective date of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty-one percent (51%) of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the Board or other governing body of such surviving entity;
(iv) Liquidation. The approval by the stockholders of the Company of a complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; and
(v) Other Events. There occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act (as defined below), whether or not the Company is then subject to such reporting requirement.
(vi)    For purposes of this Section 1.2, the following terms shall have the following meanings:
(A)    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
    (B)    “Person” shall have the meaning stated in Sections 13(d) and 14(d) of the Exchange Act; provided, however, that Person shall exclude (i) the Company, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company and (iii) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.
    (C)    “Beneficial Owner” shall have the meaning given to such term in Rule 13d-3 under the Exchange Act; provided, however, that Beneficial Owner shall exclude any Person otherwise becoming a Beneficial Owner by reason of the stockholders of the Company approving a merger of the Company with another entity.
1.3    Corporate Status. For purposes of this Agreement, “corporate status” or “Corporate Status” describes the status of a person who is or was a director, officer, employee, agent or fiduciary of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that such person is or was serving at the request of the Company.
1.4    Expenses. For purposes of this Agreement, “expenses” or “Expenses” includes all direct and indirect costs of any type or nature whatsoever, including, without limitation, all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and any federal, state, local or foreign taxes imposed on the Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, ERISA excise taxes and penalties, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in a Proceeding, or responding to, or objecting to, a request to provide discovery in any Proceeding. Expenses also shall include (i) Expenses incurred in connection with any appeal resulting from any Proceeding, including, without limitation, the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent (ii) Expenses incurred in connection with recovery under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee is ultimately determined to be entitled to such indemnification, advancement or Expenses or insurance recovery. Expenses shall include only those incurred by or on behalf of Indemnitee. Should Expenses be incurred by or on behalf of both Indemnitee and a non-Indemnitee, the Parties agree that Indemnitee shall be indemnified proportionally to the work performed for Indemnitee, but not as to the work performed for non-Indemnitee.
1.5    Independent Counsel. For the purposes of this Agreement, “independent counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither at present is, nor in the past five (5) years has been, retained to represent (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Company agrees to pay the reasonable fees of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.
1.6    Proceeding. For the purposes of this Agreement, “proceeding” means any threatened, pending or completed action, suit, claim, counterclaim, cross claim, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by or in the right of the Company or otherwise and whether civil, criminal, administrative or investigative, including any appeal therefrom, in which Indemnitee was, is or will be involved as a party or otherwise, by reason of his or her Corporate Status, by reason of any action taken by him or her, or of any inaction on his or her part, while acting in his or her Corporate Status; in each case whether or not he or she is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification, reimbursement or advancement of expenses can be provided under this Agreement; including one pending on or before the date of this Agreement.
1.7    Subsidiary. For purposes of this Agreement, “subsidiary” or “Subsidiary” means any corporation of which more than fifty percent (50%) of the outstanding voting securities is owned directly or indirectly by the Company, by the Company and one or more of its subsidiaries or by one or more of the Company’s subsidiaries.
2.    Agreement to Serve. The Indemnitee agrees to serve and/or continue to serve as an agent of the enterprise, at the will of the Company (or under separate agreement, if such agreement exists), in the capacity of the Indemnitee’s current Corporate Status, faithfully and to the best of his or her ability, so long as he is duly appointed or elected and qualified in accordance with the applicable provisions of the charter documents of the Company or any subsidiary of the Company; provided, however, that the Indemnitee may at any time and for any reason resign from such position (subject to any contractual obligation that the Indemnitee may have assumed apart from this Agreement), and the Company or any subsidiary shall have no obligation under this Agreement to continue the Indemnitee in any such position.
3.    Directors’ and Officers’ Insurance. The Company shall, to the extent that the Company determines it to be economically reasonable, maintain a policy of directors’ and officers’ liability insurance (“D&O Insurance”), on such terms and conditions as may be approved by the Board.
4.    Mandatory Indemnification. Subject to Section 9 below, the Company shall indemnify the Indemnitee:
4.1    Third Party Actions. If the Indemnitee is a person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the Company) by reason of his or her Corporate Status, against any and all Expenses and liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred by him or her in connection with the investigation, defense, settlement or appeal of such proceeding if he acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful;
4.2    Derivative Actions. If the Indemnitee is a person who was or is a party or is threatened to be made a party to any proceeding by or in the right of the Company to procure a judgment in its favor by reason of his or her Corporate Status, against any amounts paid in settlement of any such proceeding and all expenses actually and reasonably incurred by him in connection with the investigation, defense, settlement or appeal of such proceeding if he or she acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company; except that no indemnification under this subsection shall be made in respect of any claim, issue or matter as to which such person shall have been finally adjudged to be liable to the Company by a court of competent jurisdiction due to willful misconduct of a culpable nature in the performance of his or her duty to the Company, unless and only to the extent that the Court of Chancery or the court in which such proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such amounts which the Court of Chancery or such other court shall deem proper; and
4.3    Exception for Amounts Covered by Insurance. Notwithstanding the foregoing, the Company shall not be obligated to indemnify the Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) to the extent such have been paid directly to the Indemnitee by D&O Insurance.
4.4    Witness Expenses. Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee is, by reason of his or her Corporate Status, a witness or deponent in any Proceeding to which the Indemnitee is not a Party, the Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by him or her in connection therewith, and such Expenses shall be advanced by the Company in accordance with Section 6 hereof.

5.    Partial Indemnification and Contribution.
5.1    Partial Indemnification. If Indemnitee is not wholly successful in any Proceeding but is successful, on the merits or otherwise, as to one (1) or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or her, or on his or her behalf, in connection with each successfully resolved claim, issue or matter. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.
If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) incurred by him in the investigation, defense, settlement or appeal of a proceeding but is not entitled, however, to indemnification for all of the total amount thereof, then the Company shall nevertheless indemnify the Indemnitee for such total amount except as to the portion thereof to which the Indemnitee is not entitled to indemnification.
5.2    Contribution. If the Indemnitee is not entitled to the indemnification provided in Section 4 for any reason other than the statutory limitations set forth in the Law, then in respect of any threatened, pending or completed proceeding in which the Company is jointly liable with the Indemnitee (or would be if joined in such proceeding), the Company shall contribute to the amount of expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by the Indemnitee in such proportion as is appropriate to reflect (i) the relative benefits received by the Company on the one hand and the Indemnitee on the other hand from the transaction from which such proceeding arose and (ii) the relative fault of the Company on the one hand and of the Indemnitee on the other hand in connection with the events which resulted in such expenses, judgments, fines or settlement amounts, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Indemnitee on the other hand shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such expenses, judgments, fines or settlement amounts. The Company agrees that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation or any other method of allocation which does not take account of the foregoing equitable considerations.
6.    Mandatory Advancement of Expenses.
6.1    Advancement. Subject to Section 9 below, the Company shall advance all expenses incurred by the Indemnitee in connection with the investigation, defense, settlement or appeal of any proceeding to which the Indemnitee is a party or is threatened to be made a party by reason of the Indemnitee’s Corporate Status. The Indemnitee hereby undertakes to promptly repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Company under the provisions of this Agreement, the Certificate of Incorporation or Bylaws of the Company, the Law or otherwise. The advances to be made hereunder shall be paid by the Company to the Indemnitee within thirty (30) days following delivery of a written request therefor by the Indemnitee to the Company.

Advances shall be unsecured and interest free. Advances shall be made without regard to the Indemnitee’s ability to repay such advances and without regard to the Indemnitee’s ultimate entitlement to be indemnified. Advances shall include any and all reasonable Expenses incurred pursuing a Proceeding to enforce this right of advancement.
6.2    Exception. Notwithstanding the foregoing provisions of this Section 6, the Company shall not be obligated to advance any expenses to the Indemnitee arising from a lawsuit filed directly by the Company against the Indemnitee if an absolute majority of the members of the Board reasonably determines in good faith, within thirty (30) days of the Indemnitee’s request to be advanced expenses, that the facts known to them at the time such determination is made demonstrate clearly and convincingly that the Indemnitee acted in bad faith. If such a determination is made, the Indemnitee may have such decision reviewed by another forum, in the manner set forth in Sections 8.3, 8.4 and 8.5 hereof, with all references therein to “indemnification” being deemed to refer to “advancement of expenses,” and the burden of proof shall be on the Company to demonstrate clearly and convincingly that, based on the facts known at the time, the Indemnitee acted in bad faith. The Company may not avail itself of this Section 6.2 as to a given lawsuit if, at any time after the occurrence of the activities or omissions that are the primary focus of the lawsuit, the Company has undergone a Change in Control.
7.    Notice and Other Indemnification Procedures.
7.1    Promptly after receipt by the Indemnitee of notice of the commencement of or the threat of commencement of any proceeding, the Indemnitee shall, if the Indemnitee believes that indemnification with respect thereto may be sought from the Company under this Agreement, notify the Company of the commencement or threat of commencement thereof.
7.2    If, at the time of the receipt of a notice of the commencement of a proceeding pursuant to Section 7.1 hereof, the Company has D&O Insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such D&O Insurance policies.
7.3    In the event the Company shall be obligated to advance the expenses for any proceeding against the Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel approved by the Indemnitee (which approval shall not be unreasonably withheld), upon the delivery to the Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by the Indemnitee and the retention of such counsel by the Company, the Company will not be liable to the Indemnitee under this Agreement for any fees of counsel subsequently incurred by the Indemnitee with respect to the same proceeding, provided that: (a) the Indemnitee shall have the right to employ his or her own counsel in any such proceeding at the Indemnitee’s expense; (b) the Indemnitee shall have the right to employ his or her own counsel in connection with any such proceeding, at the expense of the Company, if such counsel serves in a review, observer, advice and counseling capacity and does not otherwise materially control or participate in the defense of such proceeding; and (c) if (i) the employment of counsel by the Indemnitee has been previously authorized by the Company, (ii) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of any such defense or (iii) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, then the fees and expenses of the Indemnitee’s counsel shall be at the expense of the Company.
8.    Determination of Right to Indemnification.
8.1    Without in any way limiting the provisions of Section 4.1 or 4.2 of this Agreement, to the extent the Indemnitee has been successful, including if there has been a dismissal, with or without prejudice, on the merits or otherwise in defense of any proceeding referred to in Section 4.1 or 4.2 of this Agreement or in the defense of any claim, issue or matter described therein, the Company shall indemnify the Indemnitee against expenses actually and reasonably incurred by him in connection with the investigation, defense or appeal of such proceeding, or such claim, issue or matter, as the case may be.
8.2    Without in any way limiting the provisions of Section 4.1 or 4.2 of this Agreement, in the event that Section 8.1 is inapplicable, or does not apply to the entire proceeding, the Company shall nonetheless indemnify the Indemnitee unless the Company shall prove by clear and convincing evidence to a forum listed in Section 8.3 below that the Indemnitee has not met the applicable standard of conduct required to entitle the Indemnitee to such indemnification. In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence. Neither the failure of the Company (including by the disinterested directors or its independent counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its disinterested directors or its independent counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.
8.3    The Indemnitee shall be entitled to select the forum in which the validity of the Company’s claim under Section 8.2 hereof that the Indemnitee is not entitled to indemnification will be heard from among the following, except that the Indemnitee can select a forum consisting of the stockholders of the Company only with the approval of the Company:
(a)    A quorum of the Board consisting of directors who are not parties to the proceeding for which indemnification is being sought;
(b)    The stockholders of the Company;
(c)    Legal counsel mutually agreed upon by the Indemnitee and the Board, which counsel shall make such determination in a written opinion;
(d)    A panel of three arbitrators, one of whom is selected by the Company, another of whom is selected by the Indemnitee and the last of whom is selected by the first two arbitrators so selected; or

(e)    The Court of Chancery of Delaware or other court having jurisdiction of subject matter and the parties.
8.4    As soon as practicable, and in no event later than thirty (30) days after the forum has been selected pursuant to Section 8.3 above, the Company shall, at its own expense, submit to the selected forum its claim that the Indemnitee is not entitled to indemnification, and the Company shall act in the utmost good faith to assure the Indemnitee a complete opportunity to defend against such claim.
8.5    If the forum selected in accordance with Section 8.3 hereof is not a court, then after the final decision of such forum is rendered, the Company or the Indemnitee shall have the right to apply to the Court of Chancery of Delaware, the court in which the proceeding giving rise to the Indemnitee’s claim for indemnification is or was pending or any other court of competent jurisdiction, for the purpose of appealing the decision of such forum, provided that such right is executed within sixty (60) days after the final decision of such forum is rendered. If the forum selected in accordance with Section 8.3 hereof is a court, then the rights of the Company or the Indemnitee to appeal any decision of such court shall be governed by the applicable laws and rules governing appeals of the decision of such court.
8.6    Notwithstanding any other provision in this Agreement to the contrary, the Company shall indemnify the Indemnitee against all expenses incurred by the Indemnitee in connection with any hearing or proceeding under this Section 8 involving the Indemnitee and against all expenses incurred by the Indemnitee in connection with any other proceeding between the Company and the Indemnitee involving the interpretation or enforcement of the rights of the Indemnitee under this Agreement unless a court of competent jurisdiction finds that each of the material claims and/or defenses of the Indemnitee in any such proceeding was frivolous or not made in good faith.
9.    Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:
9.1    Claims Initiated by Indemnitee. To indemnify or advance expenses to the Indemnitee with respect to proceedings or claims initiated or brought voluntarily by the Indemnitee and not by way of defense, except with respect to proceedings specifically authorized by the Board or brought to establish or enforce a right to indemnification and/or advancement of expenses arising under this Agreement, the charter documents of the Company or any subsidiary or any statute or law or otherwise, but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board finds it to be appropriate; or
9.2    Unauthorized Settlements. To indemnify the Indemnitee hereunder for any amounts paid in settlement of a proceeding unless the Company consents in advance in writing to such settlement, which consent shall not be unreasonably withheld or delayed; or
9.3    Securities Law Actions. To indemnify the Indemnitee on account of any suit in which judgment is rendered against the Indemnitee for an accounting of profits made from the purchase or sale by the Indemnitee of securities of the Company pursuant to the provisions of Section l6(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law or arising from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act, or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act); or
9.4    Unlawful Indemnification. To provide indemnification or advancement in circumstances where such indemnification or advancement would be prohibited under the DGCL, other applicable law, or applicable public policy (including, without limitation, with respect to certain liabilities under the federal securities laws or in respect of amounts described in Section 9.3). In this respect, the Company and the Indemnitee have been advised that the Securities and Exchange Commission takes the position that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication.

10.    Non-Exclusivity. The provisions for indemnification and advancement of expenses set forth in this Agreement shall not be deemed exclusive of any other rights which the Indemnitee may have under any provision of law, the Company’s Certificate of Incorporation or Bylaws, the vote of the Company’s stockholders or disinterested directors, other agreements or otherwise, whether by virtue of his or her Corporate Status or otherwise, and the Indemnitee’s rights hereunder shall continue after the Indemnitee has ceased serving in such capacity by virtue of his or her Corporate Status and shall inure to the benefit of the heirs, executors and administrators of the Indemnitee.
11.    General Provisions.
11.1    Interpretation of Agreement. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification and advancement of expenses to the Indemnitee to the fullest extent now or hereafter permitted by law, except as expressly limited herein.
11.2    Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, then: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any Sections or paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable and to give effect to Section 11.1 hereof.
11.3    Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.
11.4    Subrogation. In the event of full payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the

Indemnitee, who shall execute all documents required and shall do all acts that may be necessary or desirable to secure such rights and to enable the Company effectively to bring suit to enforce such rights.
11.5    Counterparts. This Agreement may be executed in one or more counter-parts, which shall together constitute one agreement.
11.6    Successors and Assigns. The terms of this Agreement shall bind, and shall inure to the benefit of, the successors and assigns of the parties hereto.
11.7    Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given: (a) if delivered by hand and signed for by the party addressee; or (b) if mailed by certified or registered mail, with postage prepaid, on the third business day after the mailing date. Addresses for notice to either party are as shown on the signature page of this Agreement or as subsequently modified by written notice.
11.8    Governing Law. This Agreement shall be governed exclusively by and construed according to the laws of the State of Delaware.
11.9    Consent to Jurisdiction. The Company and the Indemnitee each hereby irrevocably consent to the jurisdiction of the Chancery Court of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement.
11.10    Attorneys’ Fees. In the event Indemnitee is required to bring any action to enforce rights under this Agreement (including, without limitation, the expenses of any Proceeding described in Section 3), the Indemnitee shall be entitled to all reasonable fees and expenses in bringing and pursuing such action, unless a court of competent jurisdiction finds each of the material claims of the Indemnitee in any such action was frivolous and not made in good faith.
IN WITNESS WHEREOF, the parties hereto have entered into this Indemnity Agreement effective as of the date first written above.

FORMFACTOR, INC.    ________________________

By:        By:
Name:
Title: